UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2009

IRWIN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

INDIANA	0-6835	35-1286807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Washington Street
Columbus, Indiana 47201
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (812) 376-1909
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     As previously announced, on September 15, 2009, Irwin Financial Corporation (the “Corporation”) was told by the Federal Reserve Bank of Chicago (the “Chicago Reserve Bank”) and the Indiana Department of Financial Institutions (the “DFI”) that they disagree with the Corporation’s view of the timing of the recognition of certain loan losses at its principal depository institution subsidiary, Irwin Union Bank and Trust Company (“IUBT”). As a result, IUBT has been required to submit to the Federal Deposit Insurance Corporation amended Consolidated Reports of Condition and Income (the “Amended Call Report”) for the three months ended June 30, 2009 consistent with the Chicago Reserve Bank's and the DFI’s view of the timing of these losses.
     On September 16, 2009, the Corporation’s Audit Committee determined that, until the Amended Call Report can be completed and the effects of the revisions on the Corporation’s financials can be assessed, the Quarterly Report on Form 10-Q filed by the Corporation on August 5, 2009, should not be relied upon.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)
Date: September 16, 2009	By:	/s/ Steven R. Schultz
STEVEN R. SCHULTZ First Vice President and General Counsel